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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): SEPTEMBER 8, 2000


                                HNC SOFTWARE INC.
             (Exact name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


             0-26146                               33-0248788
     (Commission File Number)        (I.R.S. Employer Identification Number)



                5935 CORNERSTONE COURT WEST, SAN DIEGO, CA 92121
                    (Address of Principal Executive Offices)

                                 (858) 546-8877
              (Registrant's Telephone Number, Including Area Code)



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ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

       On September 8, 2000, HNC Software Inc., a Delaware corporation ("HNC" or the "Company"), acquired ownership of all the outstanding stock of Systems/Link
Corporation, a Delaware corporation ("Systems/Link"), pursuant to a statutory merger (the "Merger") in which SLC Merger Corp. ("Merger Sub"), a wholly-owned subsidiary of HNC formed for the Merger, was merged with and into Systems/Link, with Systems/Link surviving the Merger and becoming a wholly-owned subsidiary of HNC. The Merger was carried out pursuant to an Agreement and Plan of Reorganization dated as of September 7, 2000 (the "Plan") among HNC, Merger Sub and Systems/Link. HNC expects to account for the Merger as a "purchase" transaction for accounting purposes.

       Systems/Link develops and markets data management software and networking tools for data collection, fraud control, billing services and switch automation primarily to service the wireless telephone industry. HNC's intention is to eventually combine Systems/Link's product and service offerings with proprietary analytical and decision support technologies of HNC and to market the resulting solutions to customers in the global telecommunications industry.

       Pursuant to the Merger, HNC issued to the Systems/Link shareholders, in exchange for all of Systems/Link 's stock, a total of approximately 594,000 shares of HNC Common Stock and approximately $5.5 in cash. The cash used to pay the Merger consideration to the Systems/Link shareholders is being provided from the Company's existing working capital cash reserves. In addition, pursuant to the merger, the outstanding options to purchase shares of Systems/Link Common
Stock were automatically converted into options to purchase a total of approximately 40,000 shares of HNC Common Stock having substantially the same terms as the prior Systems/Link options, except that the exercise prices of the new HNC options are equal to the exercise prices of the Systems/Link options divided by the option exchange ratio of approximately 0.0819. HNC filed a registration statement on Form S-8 under the 1933 Act on September 8, 2000 to register the issuance of the shares of HNC Common Stock upon exercise of these options. The number of shares of HNC Common Stock and the amount of cash issued to Systems/Link shareholders in the Merger was determined by a exchange ratio formula derived from an implied fully diluted value of Systems/Link and the average closing prices of HNC's common stock during a specified time period preceding the closing of the Merger, and resulted in a conversion ratio in which each Systems/Link share was converted into approximately 0.0685 of a share of HNC Common Stock and $0.6357 in cash (subject, in each case, to provisions eliminating fractional shares and eliminating fractional cents).

       Pursuant to the Plan, the Company, the Systems/Link shareholders and an escrow agent entered into an Escrow Agreement, pursuant to which approximately
142,000 of the shares of HNC Common Stock that were issued to the Systems/Link shareholders upon the closing of the Merger were withheld from the Systems/Link shareholders and placed in an escrow account for approximately one year in order to secure and collateralize indemnification obligations of certain Systems/Link shareholders to HNC under the Plan.

       The shares of HNC Common Stock issued to the Systems/Link shareholders in the Merger were not registered under the Securities Act of 1933, as amended (the
"1933 Act"), in reliance upon the exemptions from registration provided by
Section 4(2) thereof and/or Rule 506 of Regulation D under the 1933 Act.



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ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

       (a))   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

              (i) HNC will provide the Systems/Link financial statements required pursuant to Paragraph (a) of Item 7 of Form 8-K, on a Form 8-K/A to the Commission within 60 days of the date of this Form 8-K.

       (b)    PRO FORMA FINANCIAL INFORMATION.

              (i) HNC will provide the Systems/Link pro forma financial statements required pursuant to Paragraph (a) of Item 7 of Form 8-K, on a Form 8-K/A to the Commission within 60 days of the date of this Form 8-K.

       (c)    EXHIBITS.

       The following exhibits are filed herewith:

       2.01 Agreement and Plan of Reorganization dated as of September 7, 2000 among Registrant, Systems/Link and SLC Merger Corp.

              Pursuant to Item 601(b)(2) of Regulation of S-K, certain exhibits and schedules to this Agreement have been omitted but will be furnished supplementally to the Commission upon request.



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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        HNC SOFTWARE INC.


Dated: September 20, 2000               By: /s/ Russell C. Clark
                                           -------------------------------------
                                           Russell C. Clark,
                                           Vice President, Corporate Finance
                                           and Assistant Secretary



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                                INDEX TO EXHIBITS


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
EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
       2.01   Agreement and Plan of Reorganization dated as of September 7, 2000 among Registrant, Systems/Link and SLC Merger Corp. Pursuant to
              Item 601(b)(2) of Regulation of S-K, certain exhibits and
              schedules to this Agreement have been omitted but will be
              furnished supplementally to the Commission upon request.



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